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                                                                   EXHIBIT 10.26


                                 Rockwood, Inc.
                                  David Fuchs
                               Managing Director
                               Investment Banking
               Telephone (212) 947-4117 Facsimile: (212) 946-9045



                                                  December 31, 2001

Gary Valinoti
President & CEO
JAGNOTES.COM, INC.
6865 S.W. 18th Street, Suite B-13
Boca Raton, FL 33433



Dear Gary:

         This letter agreement ("Agreement") dated as of December 31, 2001, will confirm the understanding and agreement between Rockwood, Inc. ("Rockwood") and JagNotes.com Inc., (together with all of its subsidiaries, affiliates, successors and other controlled units, either existing or formed subsequent to the execution of this engagement, the "Company") as follows:

         1. The Company hereby engages Rockwood as the Company's financial advisor with respect to the Company's continuing review of strategic and financial planning matters. Rockwood shall also assist the Company with increasing the financial community's awareness of the Company and its prospects.

         2. Rockwood hereby accepts the engagement and in that connection agrees to:

              (a) undertake, in consultation with the Company, a study and analysis of the business, operations, financial condition and prospects of the Company.

              (b) review with the Company its financial plan and analyze its strategic plans and business alternatives;

              (c) be available to meet with the Company's Board of Directors to discuss strategic alternatives and their financial implications.

During the term of this Agreement, Rockwood shall provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, provided that Rockwood shall not be required to undertake duties not reasonably within the scope of the financial advisory or investment banking services contemplated by this Agreement. It is understood and acknowledged by the parties that the value of Rockwood's advice is not readily quantifiable, and that Rockwood shall be obligated to render advice upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in so doing.



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         3. In connection with Rockwood's engagement, the Company will furnish
Rockwood with any reasonable information concerning the Company which Rockwood reasonably deems appropriate and will provide Rockwood with reasonable access to the Company's officers, directors, accountants, counsel and other advisors. The Company represents and warrants to Rockwood that all such information concerning the Company will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the assessments therein not misleading in light of the circumstances under which such statements are made. In addition, Rockwood shall be kept fully informed of any events which might have a material effect on the financial condition of the Company. The Company acknowledges and agrees that Rockwood will be using and relying upon such information supplied by the Company and its officers, agents and others and any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by Rockwood of the Company or its business assets. If, in Rockwood's opinion after completion of its due diligence process, the condition of the Company, financial or otherwise, and its prospects are not substantially as represented or do not fulfill Rockwood's expectations, Rockwood shall have the sole discretion to review and determine its continued interest in the Agreement. The Company further acknowledges and agrees that neither this Agreement nor any actions taken by Rockwood pursuant to it shall obligate Rockwood to provide or obtain either financing or transactions for the Company. Any such agreement shall only be contained in a separate written agreement executed by the Company and Rockwood.

         4. As compensation and in consideration for the services to be rendered by Rockwood hereunder and such other services to be provided by Rockwood at the request of the Company, the Company shall pay to Rockwood a non-refundable retainer as follows:

              (a) $100,000 payable immediately upon the earliest of (i) the
                  Company achieving $1 million of revenues for any quarter or
                  (ii) receiving financing equal to or exceeding $1 million.

              (b) Upon the execution of this Agreement shall issue to Rockwood and/or its designees one million warrants (individually a "Warrant" and collectively, the "Warrants") to purchase one million shares of common stock of the Company at an exercise price equal to $0.001 per share of the common stock of the Company. Each Warrant is exercisable at the option of the holder at any time during the period of five years from the date of execution of this Agreement. The terms of the Warrants shall be set forth in one or more agreements (the "Warrant Agreements") in form and substance reasonably satisfactory to

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                  Rockwood and the Company. The Warrant Agreements shall contain customary terms, including, without limitation, change of control, cashless exercise, price based anti-dilution, and customary demand and piggyback registration rights.

         5. The Company agrees to reimburse Rockwood from time to time upon request and upon receipt of appropriate invoices therefor, for all reasonable out of pocket expenses incurred by Rockwood in connection with this engagement, provided, however, that Rockwood shall obtain prior approval for any expenses in excess of $2,000.

         6. Since Rockwood will be acting on behalf of the Company in connection with this engagement, the Company agrees to indemnify Rockwood as set forth in a separate letter agreement attached hereto as Schedule A, dated the date hereof, between Rockwood and the Company.

         7. The Company agrees that Rockwood has the right to place advertisement in financial and other newspapers and journals at its own expense describing their services to the Company hereunder.

         8. Subject to the provisions of paragraphs 3 through 7 and 9 through 13 which shall survive any termination of this Agreement, this Agreement shall be effective for a period of nine (9) months, commencing upon execution hereof and shall continue thereafter unless and until terminated on thirty days written notice by either party to the other party.

         9. Any advice given to the Company by Rockwood under this Agreement shall not be publicly disclosed or made available to third parties without Rockwood's prior consent.

         10. The benefits of this Agreement shall, together with the separate indemnity letter attached hereto and made a part hereof as Annex A, inure to the benefit of respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

         11. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. The parties hereby waive trial by jury in any action or proceeding involving, directly or indirectly, any matter in any way arising out of or in connection with this Agreement.

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         12. This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document. This Agreement may be executed and delivered by exchange of facsimile copies showing the parties' signatures, and those signatures need not be affixed to the same copy. The facsimile copies showing the signatures of the parties will constitute originally signed copies of the same Agreement requiring no further execution.

         13. No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

         We are delighted to accept this engagement and look forward to working with you on this assignment. Please confirm that the foregoing correctly sets forth our agreement by signing the enclosed duplicate of this letter in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.


ROCKWOOD, INC.



By: /s/ David Fuchs
    -------------------------------
    David Fuchs
    Managing Director, Investment Banking


AGREED:


JAGNOTES.COM, INC.




By: /s/ Gary Valinoti
    ------------------------------------
    Gary Valinoti
    President & CEO



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                                    ANNEX A
                           Indemnification Provisions

--------------------------------------------------------------------------------


In connection with the engagement of Rockwood, Inc. ("Rockwood") by JagNotes.com Inc., together with its subsidiaries and affiliates (collectively, the "Company") pursuant to a letter agreement dated December 31, 2001 between the Company and Rockwood as it may be amended from time to time (the "Letter Agreement"), the Company, hereby agrees as follows:

1. In connection with or arising out of or relating to the engagement of Rockwood under the Letter Agreement, or any actions taken or omitted, services performed or matters contemplated by or in connection with the Letter Agreement, the Company agrees to reimburse Rockwood, its affiliates and their respective directors, officers, employees, agents and controlling persons (each an "Indemnified Party") promptly upon demand for actual, out-of-pocket expenses (including reasonable fees and expenses for legal counsel) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim, or any litigation, proceeding or other action in respect thereof (collectively, a "Claim"). The Company also agrees (in connection with the foregoing) to indemnify and hold harmless each indemnified Party from and against any and all out-of-pocket losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject including any amount paid in settlement of any litigation or other action (commenced or threatened) to which the Company shall have consented in writing (such consent not to be reasonably withheld), whether or not any Indemnified Party is a party and whether or not liability resulted; provided, however, that the Company shall not be liable pursuant to this sentence in respect of any loss, claim, damage or liability to the extent that a court or other agency having competent jurisdiction, shall have determined by final judgement (not subject to further appeal) that such loss, claim, damage or liability was incurred solely as a direct result of the willful misconduct or gross negligence of such Indemnified Party.

2. An Indemnified Party shall have the right to retain separate legal counsel of its own choice to conduct the defense and all related matters in connection with any Claim. The Company shall pay the reasonable fees and expenses of such legal counsel, and such counsel shall to the fullest extent, consistent with its professional responsibilities, cooperate with the Company and any legal counsel designated by the Company.

3. The Company will not, without the prior written consent of each Indemnified Party settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be reasonably sought hereunder (whether or not any Indemnified Person is an actual or potential party to


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such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person against whom such Claim may be brought hereunder from any and all liability arising out of such Claim.

         4. In the event the indemnity provided for in paragraphs 1 and 2 hereof is unavailable or insufficient to hold any Indemnified Party harmless, then the Company shall contribute to amounts paid or payable by an Indemnified Party in respect of such Indemnified Party's losses, claims, damages and liabilities as to which the indemnity provided for in paragraphs 1 and 2 hereof is unavailable or insufficient (i) in such portion as appropriately reflects the relative benefits received by the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the matters as to which losses, claims, damages or liabilities relate, or (ii) if the allocation provided by (i) above is not permitted by applicable law, in such proportion as appropriately reflects not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Indemnified Parties, on the other hand, as well as any other equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any reasonable legal or other out-of-pocket fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, Rockwood's share of the liability hereunder shall not be in excess of the amount of fees actually received by Rockwood under the Letter Agreement (excluding, any amounts received as reimbursement of expenses by Rockwood).

         5. It is understood and agreed that, in connection with Rockwood's engagement by the Company under the Letter Agreement, Rockwood may also be engaged to act for the Company in one or more additional capacities, and that the terms of any such additional engagement may be embodied in one or more separate written agreements. These Indemnification Provisions shall apply to the engagement under the Letter Agreement and to any such additional engagement and any modification of such additional engagement; provided, however, that in the event that the Company engages Rockwood to act as a dealer manager in an exchange or tender offer or as an underwriter in connection with the issuance of securities by the Company or to furnish an opinion letter, such further engagement may be subject to separate indemnification and contribution provisions as may be mutually agreed upon.

         6. These Indemnification Provisions shall remain in full force and effect in connection with the transaction contemplated by the Letter Agreement whether or not consummated, and shall survive the expiration of the period of the Letter Agreement, and shall be in addition to any liability that the Company might otherwise have to any Indemnified Party under the Letter Agreement or otherwise.


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         7. Each party hereto consents to personal jurisdiction and service of process and venue in any court in the State of New York in which any claim for indemnity is brought by any Indemnified Person.

ROCKWOOD, INC.

BY: /s/ David Fuchs
    ----------------------------------
    David Fuchs
    Managing Director, Investment Banking


JAGNOTES.COM INC.

BY: /s/ Gary Valinoti
    ---------------------------------
    Gary Valinoti
    President & CEO

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                                                     February 1, 2002


Mr. Gary Valinoti
President & CEO
JagNotes.com, Inc.
64 Princeton Hightstown Road, Suite 219
Princeton Jct, NJ 08550



Dear Gary:

         In accordance with the letter agreement dated December 31, 2001 between Rockwood Inc. (know known as First Allied Capital Corp. "First Allied Capital") and JagNotes.com, Inc. (the "Company") and pursuant to our recent conversations, the Company hereby acknowledges, agrees, and covenants to the following:

         1. First Allied Capital has the right to purchase one million shares of common stock of the Company at a price equal to $0.001 per share (the "Shares").

         2. Upon the Company's execution of this letter, the Company shall send an authorization letter to its transfer agent notifying them to issue the Shares promptly, in any event not greater than three (3) business days, in the name of First Allied Capital's designee, FAS Holdings, Inc. ("FAS").

         3. The Company shall use its best efforts to file a registration statement to register the Shares issued to FAS and to have such statement declared effective at the earliest possible time and in any event, no longer than 45 days after the effective date of the Company's recapitalization.

         4. The Company shall pay all costs (excluding fees and expenses of FAS's counsel and any underwriting or selling commissions), fees and expenses in connection with the filing of the registration statement including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. In the event the Company fails to comply with the provisions of paragraph 3 above, the Company shall, in addition to any other equitable or other relief available to FAS, be liable for any and all incidental, special and consequential damages and damages due to loss of profit sustained by the FAS.

         5. The Company will take all necessary action which may be required in qualifying or registering the Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by FAS, provided that the Company shall not be obligated to execute or file any general consent to do business under the laws of any such jurisdiction.

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         6. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, issuance and delivery of the Shares has been taken or will be taken prior to the filing of the registration statement. The Company has all requisite legal and corporate power to sell and issue the Shares and to carry out and perform all of its obligations hereunder.

         7. The Shares to be issued to FAS, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than the restrictions on transfer under applicable U.S. federal or state securities laws.

         8. The Company shall indemnify FAS and each person, if any, who controls FAS within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement.

         9. FAS, and its successors and assigns, shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished in writing by or on behalf of FAS, or its successors or assigns, for specific inclusion in such registration statement.

         Please acknowledge your acceptance of these terms by signing below.


                                    Sincerely,
                                    FIRST ALLIED CAPITAL CORP.

                                    By: /s/ David Fuchs
                                        ------------------------------
                                        David Fuchs, Managing Director

Accepted and Agreed
JAGNOTES.COM, INC.

/s/ Gary Valinoti
------------------------------
Gary Valinoti, President & CEO